CAMELOT ENTERTAINMENT GROUP, INC.
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant

Check the appropriate box:

☐ Preliminary Proxy Statement Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CAMELOT ENTERTAINMENT GROUP, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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  (4)   Date Filed:______________________________________________________

CAMELOT ENTERTAINMENT GROUP, INC.
8001 Irvine Center Drive, Suite 400
Irvine, CA  92618

April 1, 2009

Dear Fellow Stockholders:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Camelot Entertainment Group, Inc. which will be held at the principal office of the Company, 8001 Irvine Center Drive, Suite 400, Irvine, California at 1:00 p.m., local time, on Wednesday, May 13, 2009. The meeting will take place in the main conference room, located just off the lobby as you exit the elevator on the fourth floor. During the meeting, we will conduct the business described in the Notice of Annual Meeting of Stockholders and Proxy Statement, plus any new business that is properly brought before the stockholders.  We will be updating stockholders on all aspects of the company’s operations and what our plans are for 2009 and beyond. I hope you will be able to attend.

In addition to mailing copies of the proxy materials to stockholders of record, this year we are also following Securities and Exchange Commission rules which enable us to provide proxy materials for the 2009 Annual Meeting on the Internet. This allows us to provide our stockholders with the information they need, while eventually lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing hard copies. Stockholders of record will receive a notice with instructions on how to access those documents over the Internet and request a paper copy of our proxy materials, including this proxy statement, our 2008 Annual Report and a form of proxy card. Stockholders whose shares are held in a brokerage account will receive this information and voting instructions from their broker. In subsequent years, we plan to provide proxy materials only through internet requests.

The purpose of the meeting is to elect two (2) members of the Company’s Board of Directors; to ratify the selection of the independent registered public accounting firm for the fiscal year ending December 31, 2009, and to transact such other business as may properly come before the meeting or any adjournment thereof. Our Board of Directors has fixed the close of business on March 30, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

Whether or not you plan to attend the Annual Meeting, it is important that you vote by promptly completing, dating, signing and returning your proxy card by mail or fax or following the voting instructions provided by your broker. If you attend the Annual Meeting and decide to vote in person, you may revoke your proxy.

In this unprecedented time of economic turmoil and uncertainty, it is important for stockholders to be fully informed. By attending the annual stockholders meeting, stockholders will have the opportunity to ask questions and receive the latest updates from Camelot’s management team. There have been a lot of changes and exciting developments during the past year. We encourage every stockholder to attend the meeting.

On behalf of the directors, officers and employees of Camelot Entertainment Group, Inc., I thank you for your continued support.

/s/ Robert P. Atwell
Robert P. Atwell

Chairman

CAMELOT ENTERTAINMENT GROUP, INC.
8001 Irvine Center Drive, Suite 400
Irvine, CA  92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 13, 2009

The 2009 Annual Meeting of the Stockholders (the “Annual Meeting”) of Camelot Entertainment Group, Inc., a Delaware corporation (the “Company”), will be held at the principal office of the Company, 8001 Irvine Center Drive, Suite 400, Irvine, California  on Wednesday, May 13, 2009 at 1:00 p.m., local time, for the following purposes:

1.	To elect two (2) members of the Company’s Board of Directors;

2.	To ratify the selection of the independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Our Board of Directors has fixed the close of business on March 30, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.  Only stockholders of record at the close of business on the record date, March 30, 2009, are entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders or any adjournments thereof.  Please sign and date the accompanying proxy card and return it promptly in the enclosed postage-paid envelope whether or not you plan to attend the Annual Meeting of Stockholders in person.  If you attend the Annual Meeting of Stockholders, you may withdraw your proxy and vote in person on each matter brought before the Annual Meeting of Stockholders.  The proxy may be revoked at any time prior to its exercise.

Your attention is directed to the following pages for information on voting and obtaining a paper copy of the proxy materials for the Annual Meeting.

You are cordially invited to attend the Annual Meeting. The Board of Directors encourages you to access the proxy materials and vote in person or by proxy by following the instructions on the following pages.

By Order of the Board of Directors
/s/ George Jackson
George Jackson
Secretary
Irvine, California
April 1, 2009

CAMELOT ENTERTAINMENT GROUP, INC.
8001 Irvine Center Drive, Suite 400
Irvine, CA 92618

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 13, 2009

About this Proxy Statement

This Proxy Statement is being made available on or about April 1, 2009 to the holders of common stock (the “common stock”) of Camelot Entertainment Group, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 13, 2009, or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

Voting Instructions for Stockholders of Record

If you hold a stock certificate for shares in your name you are considered a stockholder of record (or registered stockholder) of those shares. You may vote by mail or fax or by attending the Annual Meeting.

Voting by Mail

•	Request a paper copy of a Proxy Card as instructed below.

•	Return your signed and dated proxy card for receipt by May 13, 2009 at 1 p.m. PST, the date of the Annual Meeting.

Voting by Fax

•	Request a paper copy of a Proxy Card as instructed below.

•	Fax your signed and dated Proxy Card to the number on the Proxy Card for receipt by 1:00 p.m. May 13, 2009, the date of the Annual Meeting.

Voting in Person

•	You may vote in person at the annual meeting, even if you already voted by mail or fax and your vote at the meeting will supersede any prior vote.

Voting Instructions for Beneficial Owners

If your shares are held in a stock brokerage account you are considered the beneficial owner of shares held in street name. You may vote by Internet, telephone, mail or in person.

Voting on the Internet

•	You will receive instructions in the mail and/or as sent to you by your broker or nominee. Once you receive the instructions, simply follow the on-screen instructions.

Voting by Telephone

•	Request a paper copy of a proxy card as instructed below and call the number on the Voting Instruction Form you will receive from your broker or nominee.

Voting by Mail

•	Request a paper copy of a proxy card as instructed below and follow the instructions included on the Voting Instruction Form sent to you by your broker or nominee.

Voting in Person

•
Since you are not a stockholder of record, you may not vote your shares in person at the meeting unless you have a proxy from the bank, broker, trustee or nominee that holds your shares giving you the right as beneficial owner to vote your shares at the meeting. To request a proxy, follow the instructions at www.camelotfilms.com. You must also bring to the annual meeting a letter from the nominee confirming your beneficial ownership of the shares.

To Request a Paper Copy of Proxy Materials or Proxy Card for 2009 Annual Meeting of Stockholders:

Stockholders of Record

If you are a stockholder of record and you prefer to receive a paper copy of our proxy materials and/or proxy card, you must request one if you have not received one by mail. There is no charge to you for requesting a copy. Please make your request for a copy in one of the following ways on or prior to April 24, 2009 to facilitate timely delivery:

•	Internet: www.camelotfilms.com

•	Telephone: Call 949-754-3030

•
E-mail: Send an e-mail to bob@camelotfilms.com with “proxy materials order” in the subject field and include your name, address and Account Number from the label on the Notice of Internet Availability you received from the Company.

Beneficial Owners

If you are a stockholder who holds your stock in street name through your broker or other nominee and you prefer to receive a paper copy of our proxy materials and/or proxy card, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy in one of the following ways on or prior to April 24, 2009 to facilitate timely delivery:

•	Internet: www.camelotfilms.com

•	Telephone: Call 949-754-3030

•	E-mail: Send an e-mail to bob@camelotfilms.com with the control number that appears on the Notice sent to you from your broker or nominee in the subject line.

Revocability and Voting of Proxy

Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR the election of the nominees of the Board of Directors and FOR Proposal No. 2.

Record Date and Voting Rights

Only stockholders of record at the close of business on March 30, 2009 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. On March 30, 2009, there were 7,056,334,758 shares of common stock outstanding. Each such share of common stock is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the voting rights outstanding represented by shares of common stock present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

Proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes on each Proposal is discussed under each respective Proposal.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Two (2) directors will be elected at the Annual Meeting to hold office until the 2014 annual meeting and until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the six nominees named below.

Each nominee has indicated that he is willing and able to serve as director if elected. If any nominee becomes unavailable for any reason before the election, proxies will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Corporate Governance and Nominating Committee of the Board of Directors. The Corporate Governance and Nominating Committee has no reason to believe that any of the nominees will be unavailable to serve.

Vote Required

The two nominees who receive the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast “FOR” a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked “withheld” as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Nominees of the Board of Directors

The following sets forth certain information about the nominees of the Board of Directors for election as directors at the Annual Meeting. Each of the nominees has been recommended for election by the Corporate Governance and Nominating Committee. All of the nominees have served as directors since the last annual meeting.

Robert P. Atwell, 55, Chairman, President and Chief Executive Officer, has been Chairman, President and Chief Executive Officer of the Company since March 19, 2003. Mr. Atwell is also the President of The Atwell Group, Inc., which encompasses several companies that Mr. Atwell has been affiliated with since 1978, including The Corporate Solution, Inc. (1978), Eagle Consulting Group, Inc. (1996), The Atwell Group, LLC (2004) and Camelot Films, Inc. (1978). Mr. Atwell is also the majority stockholder of two pink sheet companies, Sky440, Inc. and Emaji, Inc. Mr. Atwell recently took over control of those two companies to implement a restructuring of their operations and to install new management teams. Mr. Atwell’s private companies specialize in taking small companies public, securing and implementing assignments for a variety of agencies and corporations including general business consulting, corporate restructuring, mergers and acquisitions, corporate investigations and securities administration. Mr. Atwell has been involved in all aspects of motion picture industry, including business affairs, development, production, distribution, finance, sales and marketing.  Mr. Atwell began his career in the entertainment business in 1971, working initially in television and independent film before establishing Camelot Films in 1978.

George Jackson, 48, Director, Chief Financial Officer, has been a Certified Public Accountant since 1984. He worked with the public accounting firm of KPMG. While at KPMG he worked as a consultant and auditor on many film companies including: Carolco Films, New World Pictures and others. He was the co-founder, CEO and CFO of several fitness centers from 1985 to 1999. He was responsible for managing companies with over $20 million in revenue, 540 employees in the United States and Asia, raising over $10 million in capital and managing the accounting departments and preparing financial statements for Stockholders in the U.S. and Asia. He sold all his fitness center assets to Bally Total Fitness in early 2000, netting a return to Stockholders of over 45% on an annual basis. From 2000 to present he has developed more fitness centers in Asia and been a director to several fitness companies. Mr. Jackson graduated from the University of Southern California with a B.S. in Accounting in 1982.

Director Nominee Independence

The Board of Directors discussed and reviewed whether each nominee is independent within the Company’s corporate governance guidelines which are consistent with the director independence standards established by the NASDAQ Stock Market. In determining independence, the Board reviews and seeks to determine whether directors have any material relationship with the Company, direct or indirect, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board reviews business, professional, charitable and familial relationships of the independent directors in determining independence. The Board determined that Robert Atwell and George Jackson are not independent, due in part to their executive positions with the Company. The Company is currently searching for nominee’s to fill vacancies on the Board that would be classified independent directors. Although the Company currently trades on the Over the Counter Bulletin Board (“OTCBB”), management is working toward meeting the listing standards of the NASDAQ Stock Market.

Information about the Nominating Process

The Company’s Board of Directors has a Corporate Governance and Nominating Committee that undertakes the activities of identifying, evaluating and recommending nominees to serve as Directors. The members of the Corporate Governance and Nominating Committee are Robert P. Atwell (Chairman) and George Jackson. Our Board of Directors determined that Messrs. Atwell (Chairman) and Jackson are not considered independent as defined in the listing standards of the NASDAQ Stock Market.

Nomination of Director Candidates by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider nominations of candidates for membership on the Board of Directors that are submitted by stockholders. Any such recommendations should include nominee’s name and qualifications for Board membership and a consent signed by such candidate to serve as a director if elected and should be directed to Mr. George Jackson, Corporate Secretary, Camelot Entertainment Group, Inc., 8001 Irvine Center Drive, Suite 400, Irvine, California 92618.

Stockholders who comply with the requirements of our Bylaws with respect to advance written notice of stockholder director nominations at the Annual Meeting, including certain information that must be provided concerning the stockholder and each nominee, may nominate candidates for election as directors at the Annual Meeting by attending the meeting and offering the candidates into nomination at the time of the election of Directors. Our Bylaws will be filed with the Securities and Exchange Commission on Form 8-K following this year’s annual meeting, and can be viewed by visiting the SEC website at www.sec.gov once they have been filed. You may also obtain a copy of the Bylaws by writing to Mr. George Jackson, Corporate Secretary, Camelot Entertainment Group, Inc., 8001 Irvine Center Drive, Suite 400, Irvine, California 92618. Such information must be provided within the period set forth below under “Stockholder Proposals for Next Annual Meeting.”

For a stockholder’s nominees to be included in the Company’s Proxy Statement for next year’s annual meeting the stockholder must give timely notice to the Company by the date set forth below under “Stockholder Proposals for Next Annual Meeting.”

Director Qualifications

The Corporate Governance and Nominating Committee has not established any minimum qualifications for nomination as a Director of the Company but has identified the following qualities and skills necessary for its Directors to possess:

•	Integrity

•	Ability to objectively analyze complex business problems and develop creative solutions

•	Pertinent expertise, experience and achievement in education, career and community
•	Familiarity with issues affecting the Company’s business

•	Availability to fulfill time commitment

•	Ability to work well with other Directors

•	Commitment to enhancing stockholder value

Identifying and Evaluating Nominees for Directors

Candidates for director may come from a number of sources including, among others, recommendations from current directors, recommendations from management, third-party search organizations, and stockholders. Director candidates are evaluated to determine whether they have the qualities and skills set forth above. Such evaluation may be by personal interview, background investigation and other appropriate means.

Director Attendance at the Annual Meeting

It is the Company’s policy to require all of its Directors to attend the Annual Meeting of Stockholders. All of the Company’s directors have attended previous Annual Meetings.

Stockholder Communications with the Board

Stockholders may communicate with the Board in writing by addressing mail to “Board of Directors” c/o Mr. George Jackson, Corporate Secretary, Camelot Entertainment Group, Inc., 8001 Irvine Center Drive, Suite 400, Irvine, California 92618. Any such communication will be distributed to each of the Company’s Directors. A communication addressed to any individual Director at the same address will be distributed only to that Director.

Board Committees

The Board of Directors of the Company has a standing Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee.

Audit Committee

The principal functions of the Audit Committee are to review and monitor the Company’s financial reporting and the internal and external audits. The committee’s functions include, among other things: (i) to select and replace the Company’s independent registered public accounting firm; (ii) to review and approve in advance the scope and the fees of our annual audit and the scope and fees of non-audit services of the independent registered public accounting firm; (iii) to receive and consider a report from the independent registered public accounting firm concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection, and (iv) to review compliance with and the adequacy of our major accounting and financial reporting policies and controls. The Audit Committee met four times during the fiscal year ended December 31, 2008. It currently consists of Messrs. Atwell (Chairman) and Jackson. The Board has determined that Messrs. Atwell and Jackson are not “independent” as defined in the listing standards of the NASDAQ Stock Market.

Corporate Governance and Nominating Committee

Messrs. Atwell (Chairman) and Atwell constitute the Corporate Governance and Nominating Committee. The Board has determined that the members of the committee are not “independent” as defined in the listing standards of the NASDAQ Stock Market. The primary functions of the Corporate Governance and Nominating Committee are to identify, evaluate and recommend nominees to serve as Directors and review corporate governance principles and practices and respond to regulatory initiatives and requirements. The Corporate Governance and Nominating Committee met four times in the fiscal year ended December 31, 2008.

Compensation Committee

Messrs. Atwell (Chairman) and Jackson are the members. The primary functions of the Compensation Committee are to review and approve the compensation of the Chief Executive Officer and the other executive officers of the Company, to recommend the compensation of the directors, to review and approve the terms of any employment contracts with executive officers and to produce an annual report for inclusion in the Company’s proxy statement. The Compensation Committee also administers and interprets the Company’s equity compensation and employee benefit plans and grants all awards under the employee’s stock incentive plan.

Code of Ethics

The Company has adopted a code of business conduct and ethics for its directors, officers and employees. A copy of the code of business conduct and ethics is available at www.camelot films.com or can be requested by writing Mr. George Jackson, Corporate Secretary, Camelot Entertainment Group, Inc., 8001 Irvine Center Drive, Suite 400, Irvine, California 92618.

Attendance at Meetings

During the fiscal year ended December 31, 2008, the Board of Directors held forty-nine meetings. Each member of the Board of Directors attended all of the meetings of the Board. The number of meetings increased during the fiscal year due to activity within the Company’s Camelot Film Group and Camelot Studio Group divisions.

Director Compensation

Directors who are not employees of the Company or any of its subsidiaries and who do not have a compensatory agreement providing for service as a director of the Company or any of its subsidiaries are eligible to receive the following compensation:

Annual retainer for each Director, paid quarterly in advance	$5,000
Additional annual retainer for Chairs of the Compensation Committee and Nominating and Governance Committee	$1,000
Additional annual retainer for Chair of the Audit Committee	$1,000

The Company pays each director’s reasonable travel, lodging, meals and other expenses connected with their Board service. As of April 1, 2009, the Company’s Board of Directors did not have any members that were not employees and or officers of the Company.

The Non-Employee Directors’ Deferred Compensation Plan provides that eligible directors may elect to defer 50% to 100% of their retainer fees. Each deferral election must be made prior to the year such retainer payment is due and will last for the entire year. Deferral elections may be terminated for the next year. Deferred amounts may be used to acquire our common stock at fair market value on the date each retainer payment would be otherwise paid to an eligible director, to acquire stock units equivalent to the fair market value of our common stock on the date each retainer payment would be otherwise paid or may be paid in cash following termination of service as a director with interest accruing at the prime rate on such deferred fees.

Directors who are employees and non-employee directors who are not eligible for the foregoing non-employee director compensation receive no separate compensation for director service.

2008 Non-Employee Director Compensation

The following table provides information regarding compensation earned by, awarded or paid to non-employee directors who served during the year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Value of Option Awards ($)	Non-equity Incentive Plan Compensation	All Other Compensation	Total
None	$0	0	0	0	0

Total	$0	0	0	0	0

Certain Relationships and Related Transactions

None of our Board members are related. There were no Company related transactions between the Board members in 2008.

(Remainder of Page Left Intentionally Blank)

PROPOSAL NO. 2.
TO RATIFY THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2009

The Board of Directors is asking the stockholders to ratify the Audit Committee’s selection of McKennon, Wilson & Morgan LLP, 2020 Main Street, Suite 500, Irvine, California 92614 as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. In the event the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection.

Representatives of McKennon, Wilson & Morgan LLP are expected to be present at the Annual Meeting in person or by conference telephone and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. McKennon, Wilson & Morgan LLP was our independent registered public accounting firm for the 2007 and 2008 fiscal years and their respective annual reports. Malone & Bailey PLC were our auditors during the first three quarters of 2007.

Fees billed for services provided by our independent registered public accounting firm for 2008 and 2007 were as follows:

	2008	2007
Audit Fees(1)	$53,127	$51,537
Audit-Related Fees(2)	-	-
Tax Fees(3)	-	-
All Other Fees(4)	-	6,675
Total	$53,127	$58,212

(1)
Audit fees represent fees for professional services provided by the independent registered public accounting firm in connection with the audit of our financial statements and review of our quarterly financial statements for the stated years.

(2)	Audit—related fees, included in Audit Fees

(3)	Tax fees principally included tax advice, tax planning and tax return preparation by the auditors, if any

(4)	Other fees represent fees for professional services provided in connection with the annual stockholders’ meeting, transition-related costs, and review of various SEC filing documents, if any

Vote Required

The affirmative vote of a majority of the shares of common stock present at the Annual Meeting and voting on the proposal is required to ratify the selection of the Company’s independent registered public accounting firm for the year ended December 31, 2009. Abstentions and broker non-votes have no effect on the vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009.

Audit Committee’s Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit services and all permitted non-audit services (including the fees and terms thereof) to be provided by the Company’s independent registered public accounting firm; provided, however, pre-approval requirements for non-audit services are not required if all such services (1) do not aggregate to more than five percent of total revenues paid by the Company to its independent registered public accounting firm in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee.

The Audit Committee pre-approved all of the fees described above.

The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining auditor independence.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with the Company’s management and McKennon, Wilson & Morgan LLP the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the Company’s 2008 fiscal year. The Audit Committee has also discussed with McKennon, Wilson & Morgan LLP the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from McKennon, Wilson & Morgan LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with McKennon, Wilson & Morgan LLP its independence from the Company.

The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining auditor independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2008 fiscal year for filing with the SEC.

Respectfully submitted,

Robert P. Atwell (Chairman)

George Jackson

Security Ownership of Certain Beneficial Owners and Management

The following table shows the amount of our Common Stock and Preferred Stock beneficially owned, as of March 30, 2009, by (i) persons known by us (based upon Securities and Exchange Commission (“SEC”) filings) to own 5% or more of our Common Stock and Preferred Stock, (ii) each Named Executive Officer listed in the Summary Compensation table below, (iii) our directors and director nominees, and (iv) our executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC.

                Except as indicated below, the address for each listed director and executive officer is c/o Camelot Entertainment Group, Inc., 8001 Irvine Center Drive, Suite 400 Irvine, CA  92618. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all Common Stock and Preferred Stock shown as beneficially owned by them. The number of shares of Common Stock outstanding used in calculating the percentages in the table below includes the Common Stock underlying options or warrants held by such person that are exercisable within 60 days of March 30, 2009, but excludes Common Stock underlying options or warrants held by any other person.

As of March 30, 2009, there were 7,056,334,758 shares of Common Stock held by 127 stockholders of record. Of these shares, 308,334 shares of Common Stock are being held by Camelot in reserve for funding and other contractual obligations. As a result, there are 7,056,026,424 shares of Common Stock considered to be issued and outstanding.  The following tables and their respective percentages are based upon the total issued shares of the Company, or 7,056,334,758 shares.

Name of Beneficial Owner	Shares Beneficially Owned	Percent

Robert P. Atwell, Inc. (1) 130 Vantis, Suite 140 Aliso Viejo, CA 92656	531,766,319	8%

TOTAL 5% Stockholders as a Group	531,766,319	8%

(1) Includes all shares owned and or under the control of the Beneficial Owner. Robert P. Atwell is the owner of The Atwell Group, Inc. and other entities that have holdings in Camelot. Mr. Atwell is an officer and a director of Camelot.

Securities Ownership of Management

Common Stock

The following table sets forth as of March 30, 2009, certain information, based on information obtained from the persons named below, with respect to the securities ownership of the common stock by Management. Management owns 8%, or 590,301,918 shares, of the Company’s common stock.
Name of Beneficial Owner	Shares Beneficially Owned	Percent (3)

Robert P. Atwell (1) Chairman, President, CEO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	531,766,319	8%
George Jackson (2) Secretary, CFO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	58,535,599	0%
Totals:	590,301,918	8%

Note (1): Includes direct and indirect affiliate ownership.
Note (2): Includes direct and indirect affiliate ownership. Owns less than 1%.
Note (3): Based on 7,056,334,758 shares issued as of 3/30/09.

The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right.

All shares are held beneficially and of record and each record stockholder has sole voting and investment power. The address at which each Executive Officer and Director can be reached is the Company's headquarters.

Preferred Stock

The following table sets forth as of March 30, 2009, certain information, based on information obtained from the persons named below, with respect to the securities ownership of preferred stock by Management. Management owns 99%, or 27,136,819 shares, of the Company’s 27,296,521 total shares of preferred stock.

As of March 30, 2009, we had three classes of preferred stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.

On March 30, 2009, there were 9,996,510 shares outstanding of our $0.001 par value Series B Convertible Preferred Stock. The Series B Preferred converts to 10 shares of common stock for every one share of Series B Preferred Stock. Each share of Series B Preferred Stock is entitled to 1,000 votes. Series B Preferred ranks superior to all other classes of stock.

On March 30, 2009, there were 10,147,511 shares outstanding of our $0.001 par value Series A Convertible Preferred Stock. The Series A Preferred converts to 4 shares of common stock for every one share of Series A Preferred Stock. Each share of Series A Preferred Stock is entitled to 50 votes. Series A Preferred ranks superior to our common stock and ranks junior to our Series B Preferred Stock.

On March 30, 2009, there were 7,151,500 shares outstanding of our $0.001 par value Series C Convertible Preferred Stock. The Series C Preferred converts to 1 share of common stock for every one share of Series C Preferred Stock. Each share of Series C Preferred Stock is entitled to 1 vote. Series C Preferred ranks superior to our common stock and ranks junior to our Series A and Series B Preferred Stock.

Name of Beneficial Owner	Series A Preferred Shares Beneficially Owned	Percent (3)

Robert P. Atwell (1) Chairman, President, CEO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	8,625,010	85%

George Jackson (2) Secretary, CFO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	1,410,000	14%
Totals:	10,035,010	99%
Note (1): Includes shares held directly and indirectly. Converts to 34,500,040 common shares. Equals 431,250,500 votes.
Note (2): Includes shares held directly and indirectly. Converts to 5,640,000 common shares. Equals 70,500,000 votes. Note (3) Based on 10,147,511 total Series A Shares

Name of Beneficial Owner	Series B Preferred Shares Beneficially Owned	Percent (3)

Robert P. Atwell (1) Chairman, President, CEO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	8,560,809	86%

George Jackson (2) Secretary, CFO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	1,410,000	13%
Totals:	9,970,809	99%

Note (1): Includes shares held directly and indirectly. Converts to 85,608,090 common shares. Equals 8,560,809,000 votes.
Note (2): Includes shares held directly and indirectly. Converts to 14,100,000 common shares. Equals 1,410,000,000 votes. Note (3): Based on 9,996,510 total Series B Shares
Name of Beneficial Owner	Series C Preferred Shares Beneficially Owned	Percent (3)

Robert P. Atwell (1) Chairman, President, CEO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	6,030,000	84%

George Jackson (2) Secretary, CFO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	1,101,000	15%
Totals:	7,131,000	99%

Note (1): Includes shares held directly and indirectly. Converts to 6,030,000 common shares. Equals 6,030,000 votes.
Note (2): Includes shares held directly and indirectly. Converts to 1,101,000 common shares. Equals 1,101,000 votes.

Note (3): Based on 7,151,500 total Series C Shares.

Voting Rights by Class Summary

Common	Shares	Common Equivalent	Votes	Percentage
Management	590,301,918	590,301,918	590,301,918	8%
Others	6,466,032,840	6,466,032,840	6,466,032,840	92%
Total	7,056,334,758	7,056,334,758	7,056,334,758	100%

Series A	Shares	Common Equivalent	Votes	Percentage
Management	10,035,010	40,140,040	501,750,500	99%
Others	112,501	450,004	5,625,050	1%
Total	10,147,511	40,590,044	507,375,550	100%

Series B	Shares	Common Equivalent	Votes	Percentage
Management	9,970,809	99,708,090	9,970,809,000	99%
Others	25,701	257,010	25,701,000	1%
Total	9,996,510	99,965,100	9,996,510,000	100%

Series C	Shares	Common Equivalent	Votes	Percentage
Management	7,131,000	7,131,000	7,131,000	99%
Others	20,500	20,500	20,500
Total	7,151,500	7,151,500	7,151,500	100%

Total	Shares	Common Equivalent	Votes	Percentage
Management	617,438,737	737,281,048	11,069,992,418	63%
Others	6,466,191,542	6,466,760,354	6,497,379,390	37%
Total	7,083,630,279	7,204,041,402	17,567,371,808	100%

Voting Rights of Management and Beneficial Owners of 5% or More of the Common Stock

The following table shows the total voting rights of management and beneficial owners of 5% or more of common stock on items that are presented to stockholders at annual and special meetings of the stockholders which require stockholder approval.

Name of Beneficial Owner (1)	Total Votes	Percent

Robert P. Atwell Chairman, President, CEO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	9,529,855,819	54%

George Jackson Secretary, CFO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	1,540,136,599	9%

All Other Common Stockholders	6,497,379,390	37%

Totals:	17,567,371,808	100%

Note (1): Includes direct and indirect affiliate ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, requires the Company’s executive officers and directors and persons who own more than 10 percent of the Company’s Common Stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Executive officers, directors and greater than 10 percent Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to fiscal year 2008, all filing requirements applicable to its executive officers, directors and 10 percent Stockholders were met.

Certain Relationships and Related Transactions

            There is no family relationship between any of the Company's directors, nominees to serve as director, or executive officers.  There are no arrangements between any director or director nominee of the Company and any other person pursuant to which he was, or will be, selected as a director.

EXECUTIVE OFFICERS

Our executive officers are:

Name                                                                        Position

Robert P. Atwell                                                      Chairman, President and CEO
George Jackson                                                       CFO and Secretary

Robert P. Atwell, 55, Chairman, President and Chief Executive Officer, has been Chairman, President and Chief Executive Officer of the Company since March 19, 2003. Mr. Atwell is also the President of The Atwell Group, Inc., which encompasses several companies that Mr. Atwell has been affiliated with since 1978, including The Corporate Solution, Inc. (1978), Eagle Consulting Group, Inc. (1996), The Atwell Group, LLC (2004) and Camelot Films, Inc. (1978). Mr. Atwell is also the majority stockholder of two pink sheet companies, Sky440, Inc. and Emaji, Inc. Mr. Atwell recently took over control of those two companies to implement a restructuring of their operations and to install new management teams. Mr. Atwell’s private companies specialize in taking small companies public, securing and implementing assignments for a variety of agencies and corporations including general business consulting, corporate restructuring, mergers and acquisitions, corporate investigations and securities administration. Mr. Atwell has been involved in all aspects of motion picture industry, including business affairs, development, production, distribution, finance, sales and marketing.  Mr. Atwell began his career in the entertainment business in 1971, working initially in television and independent film before establishing Camelot Films in 1978.

George Jackson, 49, Director, Chief Financial Officer, has been a Certified Public Accountant since 1984. He worked with the public accounting firm of KPMG. While at KPMG he worked as a consultant and auditor on many film companies including: Carolco Films, New World Pictures and others. He was the co-founder, CEO and CFO of several fitness centers from 1985 to 1999. He was responsible for managing companies with over $20 million in revenue, 540 employees in the United States and Asia, raising over $10 million in capital and managing the accounting departments and preparing financial statements for Stockholders in the U.S. and Asia. He sold all his fitness center assets to Bally Total Fitness in early 2000, netting a return to Stockholders of over 45% on an annual basis. From 2000 to present he has developed more fitness centers in Asia and been a director to several fitness companies. Mr. Jackson graduated from the University of Southern California with a B.S. in Accounting in 1982.

EXECUTIVE COMPENSATION

      The following table sets forth the compensation earned for services rendered to us in all capacities for fiscal year 2008 by our Chief Executive Officer and our Chief Financial Officer(s) who were serving as  executive officers of the Company as of December 31, 2008 (collectively, referred to “Named Executive Officers” in this Proxy Statement):

Summary Annual Compensation Table

Name and Principal Position	Year	2008 Salary	2008 Bonus	Other Annual Compensation	Long term Compensation Awards Securities Underlying Options
Robert P. Atwell Chairman, CEO (1)	2008	$420,000 (1)	$0	$0	0
George Jackson Director, CFO (2)	2008	$150,000 (2)	$0	$0	0

Notes to Summary Annual Compensation Table: (1) Compensation may be paid in Cash and or Common Stock. Excludes stock received by two companies controlled by Mr. Atwell which have consulting agreements with the Company. (2) Compensation may be paid in Cash and or Common Stock.

Stock Option Grants in Last Fiscal Year

None.

Employment Agreements and Change of Control Arrangements

      None of the Named Executive Officers currently has an employment agreement with us. The Board of Directors has approved certain elements of employment contracts to be entered into between the executive officers and the Company. We expect to enter into formal agreements during fiscal year 2009. We do have consulting agreements with The Atwell Group, Inc. and the Corporate Solution, Inc., certain terms and conditions of which are expected to be incorporated into an employment agreement with Robert P. Atwell. Mr. Atwell controls both companies.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

      The Compensation Committee of the Board is providing the following report on executive compensation in accordance with the rules and regulations of the SEC. This report outlines the policies of the Compensation Committee with respect to executive compensation, the various components of the Company’s compensation program for executive officers, and the basis on which the 2008 compensation for the Company’s Chief Executive Officer and Chief Financial Officer was determined.

      The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

General

      The Compensation Committee’s functions include:

•	determining all forms of compensation of the Company’s Chief Executive Officer and Chief Financial Officer;

•	reviewing and approving all forms of compensation for the other executive officers, including salary, bonuses and stock options;

•	consulting with management regarding compensation and benefits for non-executive officers and other employees; and

•	overseeing our compensation and benefits policies generally.

Compensation Policies

      The Company’s executive compensation policies have two principal goals: (1) attracting, rewarding and retaining executives, and (2) motivating executives to achieve short-term and long-term corporate goals that enhance stockholder value. Accordingly, the Compensation Committee’s objectives are to:

•	offer compensation opportunities that attract and retain executives whose abilities are critical to the Company’s long-term success and motivate individuals to perform at their highest level;

•	tie in a significant portion of the executive’s total compensation to achievement of financial, organizational, management and personal performance goals; and

•	reward outstanding individual performance by an executive officer that contributes to the Company’s long-term success.

Compensation of Executive Officers Generally

 The Company’s compensation program for its executives will emphasize variable compensation, primarily through grants of short and long term performance based incentives. Executive compensation will generally consist of the following: (i) base salary; (ii) incentive bonuses; and (iii) long-term equity incentive awards in the form of stock option grants. Each executive officer’s compensation package will be designed to provide an appropriately weighted mix of these elements. We expect to implement our compensation program during fiscal year 2009.

      Base Salary. Base salary levels for each of the Company’s executive officers, including the Chief Executive Officer and the Chief Financial Officer, are expected to be set within a range of base salaries that the Board (through the Compensation Committee or in its entirety) believes reflect market salaries for similar executive officers at comparable companies. Commercially available compensation surveys are expected to be used to determine that such range is at or near the levels paid by comparable companies engaged in the motion picture industry and located within comparable geographical locations. The Board does not expect to use formulas but instead plans to exercise its judgment based on considerations including overall responsibilities and the importance of these responsibilities to the Company’s success, experience and ability, past short-term and long-term job performance and salary history. In addition, in reviewing executive salaries generally and in setting the salary of the Chief Executive Officer, the Compensation Committee generally plans to take into account the Company’s past financial performance and future expectations, as well as changes in the executives’ responsibilities.

      Incentive Bonuses. The Compensation Committee will recommend the payment of bonuses to provide an incentive to executive officers to be productive over the course of each fiscal year and to bring the total cash-based compensation to market levels. A portion of these bonuses will be awarded if the Company achieves or exceeds certain corporate performance objectives and a portion of these bonuses will be awarded if the executive achieves or exceeds certain personal goals.

      Equity Incentives. Stock options will be used by the Company as long-term compensation to provide a stock-based incentive to improve the Company’s financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Generally, stock options will be granted to executive officers from time to time based primarily upon the individuals’ actual and/or potential contributions to the Company and the Company’s financial performance. Stock options will be designed to align the interests of the Company’s executive officers with those of its Stockholders by encouraging executive officers to enhance the value of the Company, the price of its Common Stock, and hence, the Stockholders’ return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company plans to grant options to the executives on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company.

Compensation of the Chief Executive Officer and Chief Financial Officer

      The Compensation Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance, its expectation of his future contributions to the Company’s performance and the compensation paid to chief executive officers of comparable companies. Robert P. Atwell served as the Company’s Chief Executive Officer in 2008. In 2008, Mr. Atwell received a base salary of $420,000, for which he has the option of accepting Common Stock in lieu of cash consideration. George Jackson served as the Company’s Chief Financial Officer in 2008. Mr. Jackson received a base salary of $150,000, for which has the option of accepting Common Stock in lieu of cash consideration.

     For 2009, the Compensation Committee recommended, and the Audit Committee and Board have approved, setting the base salary of Mr. Atwell to be $420,000 and setting the base salary of the CFO to be $150,000. The Compensation Committee believes the compensation to be paid to Mr. Atwell and the CFO for 2009 is reasonable.

Policy with Respect to Qualifying Compensation for Deductibility

      Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its chief executive officer or any of its other four most highly compensated executive officers in a single year. The Company has not established a policy with regard to Section 162(m) of the Code, since the Company has not and does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. The Board of Directors will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, may be appropriate in the future.

SUBMITTED BY THE COMPENSATION COMMITTEE

George Jackson
Robert Atwell

DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

      Proposals of Stockholders intended for inclusion in the proxy statement to be furnished to all Stockholders entitled to vote at the 2010 Annual Meeting pursuant to SEC Rule 14a-8 must be received by the Secretary of the Company at the Company’s principal executive offices in Irvine, California not later than March 15, 2010. Stockholders wishing to bring a proposal before our 2010 Annual Meeting (but not include it in our proxy materials) must provide written notice of the proposal to the Secretary of the Company at the Company’s principal executive offices in Irvine, California not later than April 23, 2010. In order to curtail controversy as to the date upon which such written notice is received by the Company or its U.S. subsidiary, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested, or a similar method which confirms the date of receipt.

 OTHER PROPOSED ACTION

      The Board is not aware of any other matters to be presented at the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors,

/s/ George Jackson, Secretary
George Jackson, Secretary
Dated: April 1, 2009

CAMELOT ENTERTAINMENT GROUP, INC.

Proxy for Annual Meeting of Stockholders
To Be Held on May 13, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

PLEASE SIGN, DATE AND RETURN PROMPTLY BY MAIL OR FAX

MAIL - Date, sign and mail to:

George Jackson, Secretary Camelot Entertainment Group, Inc. 8001 Irvine Center Drive, Suite 400 Irvine, CA 92618

-or-

FAX - Date, sign and fax to:

949-643-5504

The undersigned hereby appoints Robert P. Atwell and George Jackson, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Camelot Entertainment Group, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on May 13, 2009 at 1:00 p.m., local time, and at any adjournment thereof.

PROPOSAL NO. 1. Election of Directors.	PROPOSAL NO. 2. To ratify the selection of the
Company’s independent auditor for the fiscal year
For all nominees listed below: ❑	ending December 31, 2009.

Withhold authority to vote all nominees listed below:	For ❑ Against ❑ Abstain ❑
❑
In their discretion, the proxies are authorized to vote
INSTRUCTION: To withhold authority to vote for any	upon such other matters as may properly come before
individual nominee, strike a line through the	the meeting or any adjournment thereof.
nominee’s name in the list below:
THIS PROXY WILL BE VOTED IN THE MANNER
Robert P. Atwell	DIRECTED HEREIN.

George Jackson	IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
VOTED “FOR” PROPOSALS 1 and 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:                                         , 2009

______________________________________
(signature)

_______________________________________
(signature, if held jointly)

____________________________________________________________________________________
Name printed

i